Ex-99.h.1.D

Fourteenth Amended and Restated
Schedule A
to the
Transfer Agency Agreement
by and between
Scout Funds
and
UMB Fund Services, Inc.

Funds

Scout Mid Cap Fund
Scout Small Cap Fund
Scout International Fund
Scout Global Equity Fund
Scout Core Bond Fund
Scout Core Plus Bond Fund
Scout Unconstrained Bond Fund
Scout Low Duration Bond Fund
Scout Emerging Markets Fund
Scout Equity Opportunity Fund

The undersigned, intending to be legally bound, hereby execute this Fourteenth Amended and Restated Schedule A to the Transfer Agency Agreement dated April 1, 2005, and executed by and between Scout Funds and UMB Fund Services, Inc., to be effective as of the 24th day of March, 2014.

UMB FUND SERVICES, INC.                                                                           SCOUT FUNDS

By:  /s/ John P. Zader                                                                                          By: /s/ Andrew J, Iseman

Title:  John P. Zader, CEO                                                                                  Title: Andrew J. Iseman, President